UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

FOSSIL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Event.

On May 13, 2005, Fossil, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved a new stock repurchase program. The program authorized the Company to repurchase up to 1,000,000 shares of its common stock through open market or privately negotiated transactions. Currently, 322,327 shares have been repurchased by the Company pursuant to a repurchase agreement under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 24, 2006, the Company entered into a plan established under Rules 10b5-1 and 10b-18 of the Exchange Act (the “10b5-1 Plan”) for the remaining shares. The 10b5-1 Plan provides for pre-determined repurchases of the Company’s common stock, subject to certain conditions and other contingencies established under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2006

FOSSIL, INC.

	By:	/s/ Mike L. Kovar

	Name:	Mike L. Kovar

	Title:	Senior Vice President and
Chief Financial Officer